Exhibit 10.9

Business Agreement

Supplier: Fenyang Huaxin Wine Industry Development Co. Ltd.(hereinafter referred to as Party A)

Distributor: Beijing Huaxin Rongfa Trade Co., Ltd.. (hereinafter referred to as Party B)

General provisions

According to the relevant laws and regulations, in order to maintain the normal market order and ensure the economic benefits of both parties, after friendly negotiations between the two parties, in accordance with the principle of mutual benefit, on the distribution of Party A series of products, the following agreement was reached.

Products, prices, distribution areas

1) Distribution of products

1	53°金标18一坛香	500ml	优
2	60度原酒一坛香		优
3	65度30年陈酿	500ml	优
4	60度72变	150ml	优
5	65度大缸酒		优
6	65度华夏资产	500ml	优

2, distribution area/channel

Party A authorizes Party B to distribute the entire territory within the whole country(administrative division).

III. Annual sales assignments

Party B ensures that the annual marketing target is 200000 yuan.

Distribution qualifications

L, Party B must have good capital strength;

2, agree with the brand and value of Party A, with a sincere desire for cooperation;

3, have first-and second-line liquor brand sales, agency experience and have good sales performance and reputation;

4, has its own management of hotels, Shangchao, zero batches, nightclubs, group buying and customization and other channels, and outstanding channel control capabilities;

5, identify and actively cooperate with the company’s effective operating policy, market strategy and operating mode;

6, has an independent legal personality, has a fixed business premises and sales team.

Rights and Obligations of Party A

Party A guarantees that the products provided conform to the quality and hygiene standards stipulated by the State;

Party A shall provide a full set of Party A series of liquor sold by Party A legal operating procedures;

Party A provides quality service to Party B in arranging product delivery and after-sales service.

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Party A has the obligation to provide correct and scientific guidance to Party B’s business operations and inventory management. With the development of cooperation between the two parties and the development requirements of the market at different stages, Party A will give Party B guidance and support in establishing and improving the sales system, settlement system, logistics system, etc..

Party A is obliged to maintain Party B’s sales channels and price stability;

6. In order to ensure Party B’s market resources, Party A does not sell or authorize others to sell products within Party B’s authorized area(except Party A products that are not authorized to be sold by Party B); However, Party A uses the e-commerce platform and its associated offline channels to sell its own products in the authorized area;

Party A shall be obliged to assist Party B in making sales promotion plans and assisting Party B in marketing promotion;

If Party B needs to exchange the product for market reasons, he must apply one month in advance. The replacement of the product does not affect the second sale, and the total amount of each exchange does not exceed 10,000 yuan. The freight cost shall be borne by Party B.

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Rights and obligations of Party B

Rights of Party B

(1) enjoy the right to distribute the products in the special area as stipulated in Article 2 of this Contract;

(2) enjoy the rights stipulated in all the incentive clauses of Party A’s marketing plan;

(3) Party B shall have the right to put forward opinions and suggestions on the internal quality and the quality of the overpack of the products in the operation of Party A.

Obligations of Party B

(1) Party A shall be provided with business licenses and other legal and valid business certificates, and shall strictly observe the relevant laws, regulations and industry norms of the State and conduct law-abiding operations;

(2) Party B shall sell the series of products planned by Party A in accordance with the areas and guiding prices specified in the contract, and shall not sell or sell at low prices across regions; The first warning is issued, and the dumped product is repurchased by Party B according to the market price; The second finds that Party A reserves the right to recover losses caused to Party A by Party B’s destruction of the market price, except for the deduction of Party B’s margin.

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(3) Party B shall sell Party A’s planned series of products in accordance with the areas and guiding prices stipulated in the contract. Sales across regions and low Party B shall be strictly prohibited. Party A shall sell Party A’s products at the request of Party A, and shall return funds to Party A according to the schedule specified in the contract to ensure safe inventory;

(4) Strictly observe the relevant provisions of Party A’s marketing plan on the maintenance of marketing order and the restraint of dealer behavior;

(5) Party B has the obligation to cooperate fully with Party A in the activities of market management, market promotion and market development;

(6) Party B shall actively cooperate with Party A under the guidance of Party A, provide sufficient storage space for product turnover in strict accordance with Party A’s requirements, and have the obligation to provide Party A with the original documents for the flow of goods;

(7) consciously maintain the image and reputation of Party A and its products, handle the complaints and related service requests of the end users of the products in the agency area under the guidance of Party A, and do a good job of coordinating the supervision and inspection of the relevant departments;

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(8) Party B shall provide Party A with relevant sales data and competitive products for Party A to analyze and formulate sales strategies;

(9) Party B shall not sell products of counterfeit or counterfeit Party A’s products. If Party B discovers that the intellectual property rights attached to Party A’s sales commodities have been infringed by third parties, Party B shall be obliged to notify Party A;

(10) Party B shall not purchase Party A’s products through other channels and mix them into the products supplied by Party A directly. Otherwise, Party A has the right to terminate the cooperation.

(11) Before Party B prints all kinds of publicity materials for Party A, it must be submitted to Party A for examination and approval, and it must be issued only with the written permission of Party A;

(12) Party A shall not enter into an economic contract or engage in other civil acts with a third party in the name of Party A, nor shall Party A bear legal liability for any economic or civil dispute between Party B and any third party.

VII. Adjustment of product prices

In order to fully protect the interests of the distributor, Party A has the right to adjust the product price due to special circumstances such as changes in the market environment, changes in supply and demand, and government policies. Party A will strictly observe the following commitments when adjusting the product price system:

Inform Party B of the price adjustment information seven working days before the formal adjustment of the product price system.

Party A shall not be responsible for the price difference compensation for all the products that Party B has purchased after the new price system has been adjusted.

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VIII. Delivery and settlement methods

Party B must declare the required list of goods seven days in advance.

Party A shall settle the settlement by cash, cash and cash to delivery.

IX. Logistics

Party B shall inform Party A in writing seven days in advance of the products required by Party B, specifying the type, quantity and time of the goods to be shipped. Party A is responsible for delivering goods on time to the warehouse where Party B is located(in the urban area). The freight charges shall be borne by Party B.

If the goods supplied by Party A to Party B cause damage in transit, Party B shall accept and accept the goods on the spot upon receipt. The name and quantity of the damaged products shall be signed and approved by the shipping party and Party A shall be notified on the same day. The Party A and the shipping party shall clearly deal with the responsibility.

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Market management

Staffing: Party B shall maintain the necessary professional staff for the operation of the market in order to develop and manage the market effectively.

Party A’s staff is strictly forbidden to borrow money from Party B. If it appears, it will be a private act. Party A will not bear any responsibility or loss arising therefrom.

The cooperation policy provided by Party A is reflected in the official written documents. Party A does not recognize all oral commitments.

Liability for breach of contract

Party A and Party B shall strictly abide by the terms and conditions of this Agreement. Both parties shall not breach the contract.

Settlement of disputes

The disputes arising from this contract or the performance of this contract shall be settled amicably through negotiation. The two parties shall be invalidated by negotiation and both parties agree to bring a lawsuit in the people’s court of the place where Party A operates.

Entry into force and continuation of the contract

This Contract shall be executed in triplicate by each Party A and B, and shall take effect on the day following the signature and seal of this Contract.

This contract is valid for one year from July 2, 2016 to July 1, 2017.

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XIV. Other

The annex to this Contract is an integral part of this Contract and has the same legal effect as this Contract.

If matters are not completed, the two parties shall reach agreement through consultation and conclude a separate subsidiary agreement to the distribution contract.

Other additions

Party A(Stamp):	Party B(Stamp):

Address:	Address:

Representative: Huan Zule	Representative: YangYunmei

Telephone:	Telephone:

Fax:	Fax:

Signature: July 2, 2016	Signature: July 2, 2016

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